Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to incorporation by reference in the Registration Statement of Oswego County Bancorp, Inc. on Form S-8 of our report dated February 28, 2000, relating to the consolidated statements of financial condition of Oswego County Bancorp, Inc. as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years then ended, which report is incorporated by reference in the Annual Report on Form 10-KSB.

KPMG LLP
Syracuse, New York
June 12, 2000


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